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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-170812) of Radiation Therapy Services, Inc. and in the related Prospectus of our report dated March 11, 2011, with respect to the consolidated financial statements of Radiation Therapy Services Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

                      /s/ Ernst & Young LLP

Certified Public Accountants
Tampa, Florida
March 11, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm